UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2012

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
ITEM 2.03	Creation of a Direct Financial Obligation.

On May 8, 2012, iStar Financial Inc. (the “Company”) completed the sale of $275,000,000 aggregate principal amount of 9.0% Senior Notes due 2017 (the “Notes”) at an offering price of 98.012% pursuant to a purchase agreement, dated May 3, 2012, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as the initial purchasers (the “Initial Purchasers”).  The Notes were issued pursuant to an indenture, dated May 8, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as the trustee.  The Notes are unsecured, senior obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.  The Notes will bear interest at an annual rate of 9.0% and mature on June 1, 2017.  The Company will pay interest on the Notes on each June 1 and December 1, commencing on December 1, 2012.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest.

Copies of the Indenture and the Global Notes are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated by reference herein.  For a complete description of the Notes, please see the full text of the Indenture and the Notes.

Furthermore, in connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of May 8, 2012 (the “Registration Rights Agreement”), between the Company and the Initial Purchasers, pursuant to which the Company agreed to consummate an offer to exchange the Notes for a new issue of its debt securities registered under the Securities Act of 1933, as amended, with terms substantially identical to those of the Notes (except for the provisions relating to the transfer restrictions and payment of additional interest) no later than 360 days after the issuance of the Notes.  If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.  Such additional interest will accrue in respect of each applicable series of Notes at a rate of 0.25% per annum over the interest rate otherwise provided for under the applicable series of Notes.  A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits.

4.1                                 Indenture, dated May 8, 2012, between iStar Financial Inc. and U.S. Bank National Association, as the trustee.

4.2                                 9.0% Senior Notes due 2017 – Rule 144A Global Note.

4.3                                 9.0% Senior Notes due 2017 – Regulation S Global Note.

10.1                           Registration Rights Agreement, dated May 8, 2012, by and among iStar Financial Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: May 11, 2012	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: May 11, 2012	By:	/s/ David M. DiStaso
David M. DiStaso
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture, dated May 8, 2012, between iStar Financial Inc. and U.S. Bank Trust National Association, as trustee.

4.2	9.0% Senior Notes due 2017 — Rule 144A Global Note.

4.3	9.0% Senior Notes due 2017 — Regulation S Global Note.

10.1

Registration Rights Agreement, dated May 8, 2012, by and among iStar Financial Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as the initial purchasers.